EXHIBIT 4.6

                                                                          [Cobb]


                                     THIRD
                   DEED TO SECURE DEBT MODIFICATION AGREEMENT


         THIRD DEED TO SECURE DEBT MODIFICATION AGREEMENT (this "Agreement") made this 30th day of June, 2000, among PROMUS HOTELS, INC., a Delaware corporation, having an office at 755 Crossover Lane, Memphis, Tennessee 38117-4900 ("Mortgagee"), and APPLE SUITES, INC., a Virginia corporation ("Fee Owner"), APPLE SUITES MANAGEMENT, INC., a Virginia corporation ("Lessee"; together with Fee Owner, collectively, "Mortgagor"), each of Fee Owner and Lessee having an office at 306 East Main Street, Richmond, Virginia 23219.

                              Preliminary Statement

         Mortgagee is the lawful owner and holder of the obligations secured by the Fee and Leasehold Deed To Secure Debt dated November 29, 1999, from Mortgagor to Mortgagee, recorded in the Records of Cobb County, Georgia in Deed Book ______, Page ______, as amended by Deed To Secure Debt Modification Agreement dated December 22, 1999 among Mortgagee, Fee Owner and Lessee and as amended by Second Deed of Secure Debt Modification Agreement dated May 8, 2000 among Mortgagee, Fee Owner and Lessee, all of which have been or are to be recorded in the Records of Cobb County, Georgia (collectively, the "Deed To Secure Debt"). The Deed To Secure Debt secures a $30,210,000 note of Fee Owner dated November 29, 1999, a $4,384,500 note of Fee Owner dated December 22, 1999 and a $11,616,750 note of Fee Owner dated May 8, 2000 (said notes, collectively, the "Original Notes"), which evidence purchase money loans (collectively, the "Loans") in the aggregate amount of $46,211,250 from Mortgagee to Fee Owner.

         Pursuant  to the  Agreement  of Sale (as  defined in the Deed to Secure
Debt), Fee Owner is to acquire certain additional premises described therein and in connection therewith, Fee Owner will borrow $11,163,750 from Mortgagee and has executed and delivered to Mortgagee its note, dated the date hereof, obligating it to pay the sum of $11,163,750 (the "New Note"), with interest thereon as therein provided and with final payment being due on April 28, 2001. The New Note by this reference is made a part hereof and of the Deed To Secure Debt.

         In consideration of such additional loan by Mortgagee to Fee Owner, Mortgagee and Mortgagor have agreed to modify the Deed To Secure Debt to secure the New Note and thereby increase the amount secured by the Deed To Secure Debt, all in the manner hereinafter set forth.

         NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree as follows:

         1. The Deed To Secure Debt is modified as follows: The term "Note" shall mean, collectively, the Original Notes and the New Note, as the same may hereafter be amended, modified, extended, severed, assigned, renewed or restated, from time to time and the term "Mortgage Amount" shall mean the sum of Fifty-Seven Million Three Hundred Seventy-Five Thousand and 00/100 Dollars ($57,375,000). Accordingly, the Deed To Secure Debt shall secure the amount of $57,375,000.

         2. Mortgagor warrants and represents that there are no defenses, offsets or counterclaims with respect to its obligations under the Deed To Secure Debt, as modified hereby, including, without limitation, its obligation for the payment of the Note.

         3. Except as modified in the manner set forth above, the Deed To Secure Debt shall remain unmodified and in full force and effect.

         4. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing any such counterpart.

                  IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by each of the parties hereto as of the date first above written.

                                         PROMUS HOTELS, INC.,
Attest:                                  a Delaware corporation


                                         By  /s/  Mariel C. Albrecht      [SEAL]
----------------------------               ------------------------------
Name:                                       Name:  Mariel C. Albrecht
                                            Title: Senior Vice President

Signed, sealed and delivered this
28th day of June,
2000 in the presence of:

  /s/  Graham Hone
------------------------------------
Unofficial Witness

  /s/  Jennifer A. Meyer
------------------------------------
Notary Public
                                            JENNIFER A. MEYER
[Notarial Seal]                     NOTARY PUBLIC, State of New York
[Notarial Stamp]                            No. 31-6032912
                                      Qualified in New York County
                                   Commission Expires November 8, 2001



                                         APPLE SUITES, INC.,
Attest:                                  a Virginia corporation


  /s/  Kristian M. Gathright             By /s/  Glade M. Knight          [SEAL]
----------------------------------         -----------------------------
Name:                                      Name:  Glade M. Knight
                                           Title: President and Chairman

Signed, sealed and delivered this
28th day of June,
2000 in the presence of:

  /s/  Janet M. Schneider
----------------------------------
Unofficial Witness

  /s/  Jacquelyn B. Owens
----------------------------------
Notary Public

[Notarial Seal]
[Notarial Stamp]

                                         APPLE SUITES MANAGEMENT, INC.,
Attest:                                  a Virginia corporation


  /s/  Kristian M. Gathright             By  Glade M. Knight              [SEAL]
----------------------------------          -----------------------------
Name:                                       Name:  Glade M. Knight
                                            Title: President, CEO and Chairman

Signed, sealed and delivered this
28th day of June,
2000 in the presence of:

  /s/  Janet M. Schneider
----------------------------------
Unofficial Witness

  /s/  Jacquelyn B. Owens
----------------------------------
Notary Public

[Notarial Seal]
[Notarial Stamp]